                                                                   EXHIBIT 23.7



                 CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR




        As a person named in this registration statement as being about to become a director of Lamalie Associates, Inc., I hereby consent to my identification in that capacity and to all references to me and information about me included in or made a part of this registration statement.



                                                /s/ Richard W. Pogue
                                                --------------------
                                                    Richard W. Pogue


As of April 28, 1997